Exhibit 23
                        Consent of Deloitte & Touche LLP


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements Nos. 33-20842, 33-20859, 33-86232, 33-86236, 333-06371, 333-04953, 333-19833,
333-45255 and 333-57743 of Cavalier Homes, Inc. on form S-8, and to the incorporation by reference in Registration Statements Nos. 33-62487 (as amended), 33-63060 (as amended), 33-86348 (as amended), 333-18213 (as amended),
333-00607  (as  amended),  333-48111(as  amended) and  333-64925 (as amended) of
Cavalier Homes, Inc. on Form S-3 of our report dated February 21, 2001, appearing in this Annual Report on Form 10-K of Cavalier Homes, Inc. for the year ended December 31, 2000.


/s/ Deloitte & Touche LLP

Birmingham, Alabama
March 29, 2001